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                                AMENDMENT NO. 1

                          Dated as of April 11, 1997

                                      to

                            TRANSACTION AGREEMENT

                          Dated as of March 28, 1997

                                 By and Among

                          LOCKHEED MARTIN CORPORATION

                  LEHMAN BROTHERS CAPITAL PARTNERS III, L.P.

                                FRANK C. LANZA

                               ROBERT V. LAPENTA

                                      and

                       L-3 COMMUNICATIONS HOLDINGS, INC.












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
                   AMENDMENT NO. 1 TO TRANSACTION AGREEMENT


     This Amendment No. 1 to Transaction Agreement (the "Amendment") is made as of the 11th day of April, 1997, by and among Lockheed Martin Corporation, a Maryland corporation ("Lockheed Martin"), Lehman Brothers Capital Partners III, L.P., a Delaware limited partnership ("Lehman"), Frank C. Lanza ("Lanza"), Robert V. LaPenta ("LaPenta"; and together with Lanza, the "Individual Purchasers") and L-3 Communications Holdings, Inc., a Delaware corporation ("Newco"). For purposes of this Amendment, Lehman, Lanza and LaPenta each are individually referred to as a "Purchaser" and collectively referred to as the "Purchasers."

                             W I T N E S S E T H:

     WHEREAS, Lockheed Martin, in its own right and through certain of its direct and indirect Subsidiaries is engaged in the Business;

     WHEREAS, Lockheed Martin and the Purchasers, upon the terms and subject to the conditions of the Agreement have agreed to the formation and organization of Newco;

     WHEREAS, upon the terms and subject to the conditions of the Agreement, Lockheed Martin has agreed to transfer, or to cause the Affiliated Transferors to transfer, substantially all of the assets held or owned by, or used to conduct, the Business and to assign certain liabilities associated with the Business to Newco, and Newco has agreed to receive such assets and assume such liabilities; and

     WHEREAS, Lockheed Martin, Newco and the Purchasers desire to amend the Agreement in accordance with the terms of this Amendment;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties contained herein, the parties agree as follows:

     Section 1. Capitalized terms used but not defined herein have the meanings given to them in the Transaction Agreement dated as of March 28, 1997, by and among Lockheed Martin, Newco and the Purchasers.

     Section 2. Section 15.13(a) of the Agreement is amended by deleting the reference to "April 14, 1997" in the second sentence of Section 15.13(a) and inserting in its place and stead "April 17, 1997."

     Section 3. Section 15.13(c) of the Agreement is amended by deleting the references to "April 11, 1997" in each of the last two sentences of
Section 15.13(c) and inserting in its place and stead "April 18, 1997."

     IN WITNESS WHEREOF, the parties hereto caused this Amendment to be duly executed by their respective authorized officers on the day and year first above written.

WITNESS:                       LOCKHEED MARTIN CORPORATION


____________________________   By:________________________________
                                  Name:
                                  Title:


                               LEHMAN BROTHERS CAPITAL
                                 PARTNERS III, L.P.

                               By:  LEHMAN BROTHERS HOLDINGS INC.,
                                    its General Partner


____________________________        By:___________________________
                                       Name:
                                       Title:


                               FRANK C. LANZA


____________________________   ___________________________________


                               ROBERT V. LAPENTA


____________________________   ___________________________________


                               L-3 COMMUNICATIONS HOLDINGS, INC.


____________________________   By:________________________________
                                  Name:
                                  Title: